Contact: Merilee Raines, Chief Financial Officer, (207) 556-8155

FOR IMMEDIATE RELEASE

IDEXX Laboratories Announces Second Quarter Results

WESTBROOK, Maine, July 27, 2007— IDEXX Laboratories, Inc. (NASDAQ: IDXX), today reported that revenue for the second quarter of 2007 increased 24% to $237.0 million from $191.4 million for the second quarter of 2006. Earnings per diluted share (“EPS”) for the quarter ended June 30, 2007 were $0.67, compared to $0.78 for the same period in the prior year. EPS reflects a write-down of certain pharmaceutical assets of $10.1 million, or $0.20 per diluted share, as described further below, and $0.02 per share of discrete acquisition-related purchase accounting and integration costs.

Non-GAAP adjusted diluted EPS for the second quarter were $0.89, an increase of 20% compared to non-GAAP adjusted diluted EPS for the same period of the prior year. Non-GAAP adjusted diluted EPS for the second quarter of 2007 excludes the impact of the write-down of certain pharmaceutical assets, described below, and acquisition-related purchase accounting and integration costs. Non-GAAP adjusted diluted EPS for the second quarter of 2006 excludes the income tax benefits from certain discrete tax events. The accompanying financial table provides additional information and reconciles these non-GAAP measures to earnings per diluted share. Management believes adjusted diluted EPS is a useful non-GAAP financial measure to evaluate the results of ongoing operations, excluding significant specified items, period over period, and therefore believes that investors may find this information useful in addition to the GAAP results.

During the second quarter, the Company recognized a $9.1 million write-down of raw materials inventory and a $1.0 million write-off of a prepaid royalty license associated with Navigator® paste, a nitazoxanide product for the treatment of equine protozoal myeloencephalitis. The Company has written down these assets because the third-party contract manufacturer of finished goods recently gave notification that it will discontinue manufacturing the product in 2009. Additionally, product sales have been significantly lower than projected. Due in part to an estimated production volume which is low, the Company believes that it will not be able to enter into a replacement manufacturing arrangement on economically feasible terms and that it will not be able to obtain the product after termination of the existing manufacturing arrangement. Sales of Navigator® were $0.2 million for the first six months of 2007.

“I am pleased with our revenue momentum, and particularly with the growth of our three core companion animal diagnostics businesses, which together make up almost 75% of the company revenues and accounted for over 80% of organic growth for the quarter,” said Jonathan Ayers, Chairman and CEO. “The positive trends in these three businesses included record in-house instrument placements, a high level of conversions to our SNAP®4Dx® rapid assay screening product, and strong performance in our global reference laboratory business. Based on our current outlook, we are raising our revenue and adjusted earnings per share guidance for the balance of 2007.”

IDEXX Announces Second Quarter Results
July 27, 2007
Page of 2 13

Companion Animal Group (“CAG”) revenue for the second quarter of 2007 increased 24% to $194.0 million from $156.9 million for the second quarter of 2006 primarily due to higher sales in all CAG product and service categories, generated in part by acquisitions, with the largest growth in revenue dollars from laboratory and consulting services and from instruments and consumables products.

Water segment revenue for the second quarter of 2007 increased 13% to $17.1 million from $15.1 million for the second quarter of 2006 primarily due to higher worldwide sales volume.

Production Animal Segment (“PAS”) revenue for the second quarter increased 21% to $18.7 million from $15.4 million for the second quarter of 2006 primarily from higher livestock diagnostics sales volume including sales attributable to the Institut Pourquier business, which was acquired in March 2007. The favorable impact of higher sales volume was partly offset by lower average unit sales prices for products that test for transmissible spongiform encephalopathies (“TSE”) due to greater price competition.

Year-to-date results

Year-to-date revenue increased 25% to $448.2 million from $359.5 million for the same period in 2006. Revenue for the six months ended June 30, 2007, adjusted for the impacts of acquisitions and foreign currency exchange rates, increased 14%.

Year-to-date earnings per diluted share decreased 1% to $1.32 from $1.33 for the same period in the prior year. Non-GAAP adjusted diluted EPS for the six months ended June 30, 2007 grew 20% to $1.55 compared to the same period in the prior year. Non-GAAP adjusted diluted EPS for the six months ended June 30, 2007 excludes the impact of the write-down of certain pharmaceutical assets, described above, and acquisition-related purchase accounting and integration costs. Non-GAAP adjusted diluted EPS for the six months ended June 30, 2006 excludes the income tax benefits from certain discrete tax events. The accompanying financial table provides additional information and reconciles these non-GAAP measures to earnings per diluted share.

Companion Animal Group revenue for the six months ended June 30, 2007 increased 24% to $367.5 million from $296.3 million due to higher sales in all CAG product and service categories, with the largest growth in revenue dollars from laboratory and consulting services and from instruments and consumables products.

IDEXX Announces Second Quarter Results
July 27, 2007

Water segment revenue for the six months ended June 30, 2007 increased 16% to $31.5 million from $27.2 million primarily due to higher worldwide sales volume.

Production Animal Segment revenue for the six months ended June 30, 2007 increased 25% to $35.5 million from $28.4 million for the same period in 2006. The increase resulted primarily from higher livestock diagnostics sales volume including sales attributable to the Institut Pourquier business. The favorable impact of higher sales volume was partly offset by lower average unit sales prices for TSE testing products due to greater price competition.

Additional operating results for the second quarter

Gross profit for the second quarter of 2007 increased $15.2 million, or 15%, to $114.2 million from $99.0 million for the second quarter of 2006. As a percentage of revenue, gross profit decreased to 48% from 52%. Excluding the write-down of certain pharmaceutical assets of $10.1 million, described above, and acquisition-related purchase accounting and integration costs, the adjusted gross profit percentage increased to 53%. The accompanying financial table provides additional information and reconciles these non-GAAP measures. The gross profit percentage was favorably impacted by higher average selling prices, resulting in part from higher relative sales of combination rapid assay products such as the SNAP®4Dx®, which was launched in the U.S. in September 2006, and a lower cost of slides that are sold for use in VetTest® chemistry analyzers. Increases in the gross profit percentage were partly offset by greater relative sales of lower margin products and services such as laboratory and consulting services.

Research and development (“R&D”) expense for the quarter was $17.3 million compared to $13.3 million for the second quarter of 2006. As a percentage of revenue, R&D expense increased to 7.3% from 7.0%. R&D expense grew primarily as a result of personnel additions in 2006 and 2007 to support increased long-term product development activities.

Selling, general and administrative (“SG&A”) expense for the quarter was $64.4 million, or 27% of revenue, compared to $48.7 million, or 25% of revenue, in the second quarter of 2006. Increased SG&A expense was due primarily to higher personnel-related costs due, in part, to expanded worldwide sales, marketing and customer service headcount and higher sales commissions as a result of revenue performance; higher spending on facilities, information technology and other general support functions; and incremental activities associated with recently acquired businesses.

Outlook

The Company offers the following revised guidance for the full year of 2007:

IDEXX Announces Second Quarter Results
July 27, 2007

•	Revenue is expected to be $900 to $905 million, updated from guidance of $890 to $897 million provided in April of this year.

•
Diluted earnings per share are expected to be $2.86 to $2.91 (or $3.06 to $3.11 excluding the impact of the write-down of certain pharmaceutical assets, described above), updated from guidance of $3.00 to $3.07 provided in April.

Conference Call and Webcast Information

IDEXX Laboratories will be hosting a conference call today at 9:00 a.m. (eastern) to discuss its second quarter results. To participate in the conference call, dial 719-457-2621 or 800-238-9007 and reference confirmation code 5945803. An audio replay will be available through August 3, 2007 by dialing 719-457-0820 and referencing replay code 5945803.

The call will also be available via live or archived Webcast on the IDEXX Laboratories' web site at www.idexx.com.

IDEXX Laboratories Names Bill Goodspeed Corporate Vice President and General Manager, Production Animal Segment

IDEXX Laboratories, Inc. today announced the appointment of Bill Goodspeed as Corporate Vice President and General Manager, Production Animal Segment.

Mr. Goodspeed joins IDEXX from the J.M. Huber Corporation, a privately-held company in chemicals, food ingredients, building products, energy and timber industries, where he served most recently as Sector CEO for Natural Resources and Technology-based Services, located in Houston. In that role, he held responsibility for operations in energy exploration and development, timber, energy trading, and receivables securitization. Prior to that role, Mr. Goodspeed served as the President of Huber Engineered Woods, where he led development of a new specialty strategy that transformed Huber from a traditional commodity wood products business to an industry-leading branded products company. Prior to joining Huber in 1994, Mr. Goodspeed served as Executive Vice President of Japan-based Pasona International, managing the non-Japanese businesses of the Pasona Group. He also spent three years as a consultant at McKinsey & Company and three years as an attorney. Mr. Goodspeed graduated from Dartmouth College and received his JD from the University of Michigan.

About IDEXX Laboratories

IDEXX Laboratories, Inc. is a leader in companion animal health, serving practicing veterinarians around the world with innovative, technology-based offerings, including a broad range of diagnostic products and services, practice management systems and pharmaceuticals. IDEXX products enhance the ability of veterinarians to provide advanced medical care and to build more economically successful practices. IDEXX is also a worldwide leader in providing diagnostic tests and information for the production animal industry and tests for the quality and safety of water and milk. Headquartered in Maine, IDEXX Laboratories employs more than 4,000 people and offers products to customers in over 100 countries.

IDEXX Announces Second Quarter Results
July 27, 2007

Note Regarding Forward-Looking Statements

This press release contains statements about the Company’s business prospects and estimates of the Company’s financial results for future periods that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's expectations of future events as of the date of this press release, and the Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments. Actual results could differ materially from management’s expectations. Factors that could cause or contribute to such differences include the following: the Company’s ability to develop, manufacture, introduce and market new products and enhancements to existing products; the effectiveness of the Company’s sales and marketing activities; the Company’s ability to identify acquisition opportunities, complete acquisitions and integrate acquired businesses; the impact of competition and technological change on the markets for the Company’s products; the effect of government regulation on the Company’s business, including government decisions about whether and when to approve the Company’s products and decisions regarding labeling, manufacturing and marketing products; the impact of distributor purchasing decisions on sales of the Company’s products that are sold through distribution; changes or trends in veterinary medicine that affect the rate of use of the Company’s products and services by veterinarians; the Company’s ability to obtain patent and other intellectual property protection for its products, successfully enforce its intellectual property rights and defend itself against third party claims against the Company; disruptions, shortages or pricing changes that affect the Company’s purchases of products and materials from third parties, including from sole source suppliers; the effects of government regulatory decisions, customer demand, pricing and other factors on the realizability of the Company’s inventories; the Company’s ability to manufacture complex biologic products; the effects of operations outside the U.S., including from currency fluctuations, different regulatory, political and economic conditions, and different market conditions; and the loss of key employees. A further description of these and other factors can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, and quarterly report on Form 10-Q for the quarter ended March 31, 2007, in the section captioned "Risk Factors.”

IDEXX Announces Second Quarter Results
July 27, 2007

IDEXX Laboratories, Inc. and Subsidiaries
Consolidated Statement of Operations
Amounts in thousands except per share data (Unaudited)

		Three Months Ended		Six Months Ended
		June 30,	June 30,	June 30,	June 30,
		2007	2006	2007	2006
Revenue:	Revenue	$237,046	$191,364	$448,201	$359,528
Expenses and
Income:	Cost of revenue	122,825	92,328	225,401	174,467
	Gross profit	114,221	99,036	222,800	185,061
	Sales and marketing	36,747	28,679	72,329	55,617
	General and administrative	27,690	20,039	53,839	39,473
	Research and development	17,317	13,292	33,288	25,970
	Income from operations	32,467	37,026	63,344	64,001
	Interest income (expense), net	(834)	594	(806)	1,363
	Income before provision for income taxes
	and partner's interest	31,633	37,620	62,538	65,364
	Provision for income taxes	9,969	11,879	19,847	21,463
	Partner's share of consolidated loss	-	(39)	-	(152)
Net Income:	Net income	$21,664	$25,780	$42,691	$44,053
	Earnings per share: Basic	$0.70	$0.82	$1.38	$1.39
	Earnings per share: Diluted	$0.67	$0.78	$1.32	$1.33
	Shares outstanding: Basic	30,849	31,467	30,992	31,633
	Shares outstanding: Diluted	32,201	33,014	32,380	33,216

IDEXX Laboratories, Inc. and Subsidiaries
Key Operating Information (Unaudited)

		Three Months Ended		Six Months Ended
		June 30,	June 30,	June 30,	June 30,
		2007	2006	2007	2006
Key Operating	Gross profit	48.2%	51.8%	49.7%	51.5%
Ratios (as a	Sales, marketing, general and
percentage of	administrative expense	27.2%	25.5%	28.2%	26.5%
revenue):	Research and development expense	7.3%	7.0%	7.4%	7.2%
	Income from operations	13.7%	19.3%	14.1%	17.8%

International	International revenue (in thousands)	$94,098	$68,000	$174,967	$126,400
Revenue:	International revenue as percentage of
	revenue	39.7%	35.5%	39.0%	35.2%

IDEXX Announces Second Quarter Results
July 27, 2007

IDEXX Laboratories, Inc. and Subsidiaries
Non-GAAP Financial Measures
Amounts in thousands except per share data (Unaudited)

	Three Months Ended
			Gross Profit		Income from				Earnings per Share
	Gross Profit		as a % of Revenue		Operations		Net Income		Diluted
	June 30,	June 30,	June 30,	June 30,	June 30,	June 30,	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006	2007	2006	2007	2006	2007	2006

GAAP measurement	$114,221	$99,036	48.2%	51.8%	$31,633	$37,620	$21,664	$25,780	$0.67	$0.78
Specified items:
Write-downs of certain pharmaceutical assets(1)	10,138	-	4.3%	-	10,138	-	6,392	-	0.20	-
Acquisition-related purchase accounting &
integration costs(2)	644	-	0.2%	-	808	-	528	-	0.02	-
Discrete income tax benefits(3)	-	-	-	-	-	-	-	(1,281)	-	(0.04)
Non-GAAP comparative measurements(4)	$125,003	$99,036	52.7%	51.8%	$42,579	$37,620	$28,584	$24,499	$0.89	$0.74

We use these supplemental non-GAAP financial measures to evaluate the Company's comparative financial performance. The specified items that are excluded in these non-GAAP measures are actual charges that impact net income and cash flows, however, we believe that it is useful to evaluate our core business performance period over period excluding these specified items, in addition to relying upon GAAP financial measures.

(1) We believe that the write-down of certain pharmaceutical assets is not indicative of future performance because significant costs of a similar nature are not likely to recur within a reasonable period. We believe that we do not have other large inventory investments where the relationship of inventory to current sales volume creates significant exposure to valuation risk. During the second quarter, we recognized a $9.1 million write-down of raw materials inventory and a $1.0 million write-off of a prepaid royalty license associated with Navigator® paste, a nitazoxanide product for the treatment of equine protozoal myeloencephalitis. We have written down these assets because the third-party contract manufacturer of finished goods recently gave notification that it will discontinue manufacturing the product in 2009. Additionally, product sales have been significantly lower than projected. Due in part to an estimated production volume which is low, we believe that we will not be able to enter into a replacement manufacturing arrangement on economically feasible terms and that we will not be able to obtain the product after termination of the existing manufacturing arrangement. We applied the statutory income tax rate of the applicable tax jurisdiction to calculate the after-tax impact of this discrete item.

(2) We believe that the change from period to period due to specific acquisition-related purchase accounting and integration costs is not representative of ongoing operations and is not indicative of future performance. Specific acquisition-related discrete costs do not include amortization expense related to acquired intangible assets. We applied the statutory income tax rates of the applicable tax jurisdictions to calculate the after-tax impact of these discrete items.

(3) We believe that certain significant discrete income tax items create impacts on financial measures that are not indicative of future performance because the items are not likely to recur within a reasonable period. For 2006, the separately identified discrete income tax benefits were composed of a tax benefit of $0.03 per diluted share due to a reduction of previously recorded international deferred tax liabilities as a result of obtaining certain multi-year tax incentives and a tax benefit of $0.01 per diluted share due to the release of a valuation allowance on international deferred tax assets as a result of a subsidiary demonstrating consistent sustained profitability.

(4) The sum of the individual items may not equal the non-GAAP measurement due to rounding of the individual items in this presentation.

IDEXX Announces Second Quarter Results
July 27, 2007

IDEXX Laboratories, Inc. and Subsidiaries
Non-GAAP Financial Measures
Amounts in thousands except per share data (Unaudited)

	Six Months Ended
			Gross Profit		Income from				Earnings per Share
	Gross Profit		as a % of Revenue		Operations		Net Income		Diluted
	June 30,	June 30,	June 30,	June 30,	June 30,	June 30,	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006	2007	2006	2007	2006	2007	2006

GAAP measurement	$222,800	$185,061	49.7%	51.5%	$63,344	$64,001	$42,691	$44,053	$1.32	$1.33
Specified items:
Write-downs of certain pharmaceutical assets(1)	10,138	-	2.3%	-	10,138	-	6,392	-	0.20	-
Acquisition-related purchase accounting &
integration costs(2)	1,892	-	0.4%	-	2,242	-	1,432	-	0.04	-
Discrete income tax benefits(3)	-	-	-	-	-	-	-	(1,281)	-	(0.04)
Non-GAAP comparative measurements(4)	$234,830	$185,061	52.4%	51.5%	$75,724	$64,001	$50,515	$42,772	$1.55	$1.29

We use these supplemental non-GAAP financial measures to evaluate the Company's comparative financial performance. The specified items that are excluded in these non-GAAP measures are actual charges that impact net income and cash flows, however, we believe that it is useful to evaluate our core business performance period over period excluding these specified items, in addition to relying upon GAAP financial measures.

(1) We believe that the write-down of certain pharmaceutical assets is not indicative of future performance because significant costs of a similar nature are not likely to recur within a reasonable period. We believe that we do not have other large inventory investments where the relationship of inventory to current sales volumes creates significant exposure to valuation risk. During the second quarter, we recognized a $9.1 million write-down of raw materials inventory and a $1.0 million write-off of a prepaid royalty license associated with Navigator® paste, a nitazoxanide product for the treatment of equine protozoal myeloencephalitis. We have written down these assets because the third-party contract manufacturer of finished goods recently gave notification that it will discontinue manufacturing the product in 2009. Additionally, product sales have been significantly lower than projected. Due in part to an estimated production volume which is low, we believe that we will not be able to enter into a replacement manufacturing arrangement on economically feasible terms and that we will not be able to obtain the product after termination of the existing manufacturing arrangement. We applied the statutory income tax rate of the applicable tax jurisdiction to calculate the after-tax impact of this discrete item.

(2) We believe that the change from period to period due to specific acquisition-related purchase accounting and integration costs is not representative of ongoing operations and is not indicative of future performance. Specific acquisition-related discrete costs do not include amortization expense related to acquired intangible assets. We applied the statutory income tax rates of the applicable tax jurisdictions to calculate the after-tax impact of these discrete items.

(3) We believe that certain significant discrete income tax items create impacts on financial measures that are not indicative of future performance because the items are not likely to recur within a reasonable period. For 2006, the separately identified discrete income tax benefits were composed of a tax benefit of $0.03 per diluted share due to a reduction of previously recorded international deferred tax liabilities as a result of obtaining certain multi-year tax incentives and a tax benefit of $0.01 per diluted share due to the release of a valuation allowance on international deferred tax assets as a result of a subsidiary demonstrating consistent sustained profitability.

(4) The sum of the individual items may not equal the non-GAAP measurement due to rounding of the individual items in this presentation.

IDEXX Announces Second Quarter Results
July 27, 2007

IDEXX Laboratories, Inc. and Subsidiaries
Segment Information
Amounts in thousands (Unaudited)

		Three Months Ended		Six Months Ended
		June 30,	June 30,	June 30,	June 30,
		2007	2006	2007	2006
Revenue:	Companion Animal Group	$194,025	$156,903	$367,458	$296,266
	Water	17,105	15,087	31,510	27,153
	Production Animal Segment	18,683	15,450	35,494	28,403
	Other	7,233	3,924	13,739	7,706
	Total	$237,046	$191,364	$448,201	$359,528

Gross Profit:	Companion Animal Group	$89,049	$78,131	$175,379	$146,736
	Water	10,809	9,866	20,041	17,827
	Production Animal Segment	11,302	9,831	22,265	18,153
	Other	2,931	1,629	4,845	3,144
	Unallocated	130	(421)	270	(799)
	Total	$114,221	$99,036	$222,800	$185,061

Income from
Operations:	Companion Animal Group	$23,179	$29,501	$46,764	$52,105
	Water	7,156	6,817	12,798	11,639
	Production Animal Segment	3,760	4,134	7,725	7,371
	Other	(101)	607	(514)	1,041
	Unallocated	(1,527)	(4,033)	(3,429)	(8,155)
	Total	$32,467	$37,026	$63,344	$64,001

Gross Profit
(as a percentage
of revenue):	Companion Animal Group	45.9%	49.8%	47.7%	49.5%
	Water	63.2%	65.4%	63.6%	65.7%
	Production Animal Segment	60.5%	63.6%	62.7%	63.9%
	Other	40.5%	41.5%	35.3%	40.8%

Income from
Operations
(as a percentage
of revenue):	Companion Animal Group	11.9%	18.8%	12.7%	17.6%
	Water	41.8%	45.2%	40.6%	42.9%
	Production Animal Segment	20.1%	26.8%	21.8%	26.0%
	Other	-1.4%	15.5%	-3.7%	13.5%

IDEXX Announces Second Quarter Results
July 27, 2007

IDEXX Laboratories, Inc. and Subsidiaries
Revenues by Product and Service Categories
Amounts in thousands (Unaudited)

Three Months Ended
	June 30, 2007	June 30, 2006	Dollar Change	Percentage Change	Percentage Change from Currency (1)	Percentage Change from Acquisitions (2)	Percentage Change Net of Acquisitions and Currency Effect

CAG	$194,025	$156,903	$37,122	23.7%	1.8%	8.1%	13.8%
Water	17,105	15,087	2,018	13.4%	2.6%	-	10.8%
PAS	18,683	15,450	3,233	20.9%	5.4%	13.9%	1.6%
Other	7,233	3,924	3,309	84.3%	2.2%	77.8%	4.3%
Total	$237,046	$191,364	$45,682	23.9%	2.2%	9.3%	12.4%

Three Months Ended
	June 30, 2007	June 30, 2006	Dollar Change	Percentage Change	Percentage Change from Currency (1)	Percentage Change from Acquisitions (2)	Percentage Change Net of Acquisitions and Currency Effect

Instruments and consumables	$71,490	$61,211	$10,279	16.8%	2.2%	-	14.6%
Rapid assay products	36,588	32,627	3,961	12.1%	0.2%	2.4%	9.5%
Laboratory and consulting services	68,548	47,811	20,737	43.4%	2.7%	24.9%	15.8%
Practice information management systems and digital radiography	11,697	10,782	915	8.5%	0.5%	-	8.0%
Pharmaceutical products	5,702	4,472	1,230	27.5%	-	-	27.5%
Net CAG revenue	$194,025	$156,903	$37,122	23.7%	1.8%	8.1%	13.8%

(1) Represents the percentage change in revenue attributed to the effect of changes in currency rates from the three months ended June 30, 2006 to the three months ended June 30, 2007.

(2) Represents the percentage change in revenue attributed to incremental revenues during the three months ended June 30, 2007 compared to the three months ended June 30, 2006 from businesses acquired since April 1, 2006.

IDEXX Announces Second Quarter Results
July 27, 2007

IDEXX Laboratories, Inc. and Subsidiaries
Revenues by Product and Service Categories
Amounts in thousands (Unaudited)

Six Months Ended
	June 30, 2007	June 30, 2006	Dollar Change	Percentage Change	Percentage Change from Currency (1)	Percentage Change from Acquisitions (2)	Percentage Change Net of Acquisitions and Currency Effect

CAG	$367,458	$296,266	$71,192	24.0%	2.0%	6.5%	15.5%
Water	31,510	27,153	4,357	16.0%	2.9%	-	13.1%
PAS	35,494	28,403	7,091	25.0%	6.1%	10.1%	8.8%
Other	13,739	7,706	6,033	78.3%	2.8%	74.3%	1.2%
Total	$448,201	$359,528	$88,673	24.7%	2.5%	7.7%	14.5%

Six Months Ended
	June 30, 2007	June 30, 2006	Dollar Change	Percentage Change	Percentage Change from Currency (1)	Percentage Change from Acquisitions (2)	Percentage Change Net of Acquisitions and Currency Effect

Instruments and consumables	$138,446	$117,031	$21,415	18.3%	2.6%	-	15.7%
Rapid assay products	67,825	58,631	9,194	15.7%	0.5%	2.9%	12.3%
Laboratory and consulting services	126,436	91,394	35,042	38.3%	3.0%	19.1%	16.2%
Practice information management systems and digital radiography	24,222	20,477	3,745	18.3%	0.5%	-	17.8%
Pharmaceutical products	10,529	8,733	1,796	20.6%	-	-	20.6%
Net CAG revenue	$367,458	$296,266	$71,192	24.0%	2.0%	6.5%	15.5%

(1) Represents the percentage change in revenue attributed to the effect of changes in currency rates from the six months ended June 30, 2006 to the six months ended June 30, 2007.

(2) Represents the percentage change in revenue attributed to incremental revenues during the six months ended June 30, 2007 compared to the six months ended June 30, 2006 from businesses acquired since January 1, 2006.

IDEXX Announces Second Quarter Results
July 27, 2007

IDEXX Laboratories, Inc. and Subsidiaries
Consolidated Balance Sheet
Amounts in thousands (Unaudited)

		June 30,	December 31,
		2007	2006
Assets:	Current Assets:
	Cash and cash equivalents	$49,588	$61,666
	Short-term investments	-	35,000
	Accounts receivable, net	106,684	81,389
	Inventories	91,551	95,996
	Other current assets	34,645	28,212
	Total current assets	282,468	302,263
	Property and equipment, at cost	218,532	191,538
	Less: accumulated depreciation	100,726	91,910
	Property and equipment, net	117,806	99,628
	Other long-term assets, net	245,895	157,669
	Total assets	$646,169	$559,560
Liabilities and
Stockholders’
Equity:	Current Liabilities:
	Accounts payable	$28,366	$24,374
	Accrued expenses	92,265	90,715
	Debt	84,447	678
	Deferred revenue	8,491	8,976
	Total current liabilities	213,569	124,743
	Long-term debt, net of current portion	6,092	6,447
	Other long-term liabilities	41,956	18,509
	Total long-term liabilities	48,048	24,956

	Stockholders’ Equity:
	Common stock	4,699	4,662
	Additional paid-in capital	500,448	479,993
	Deferred stock units	2,094	1,852
	Retained earnings	534,539	490,614
	Treasury stock, at cost	(670,359)	(577,826)
	Accumulated other comprehensive income	13,131	10,566
	Total stockholders’ equity	384,552	409,861
	Total liabilities and stockholders’ equity	$646,169	$559,560

IDEXX Laboratories, Inc. and Subsidiaries
Key Balance Sheet Information (Unaudited)

		June 30,	December 31,
		2007	2006
Key
Balance Sheet	Total cash, cash equivalents and investments (in thousands)	$49,588	$96,666
Information:	Days sales outstanding	41	38
	Inventory turns	2.1	1.9

IDEXX Announces Second Quarter Results
July 27, 2007

IDEXX Laboratories, Inc. and Subsidiaries
Consolidated Statement of Cash Flows
Amounts in thousands (Unaudited)

		Six Months Ended
		June 30,	June 30,
		2007	2006
Operating:	Cash Flows from Operating Activities:
	Net income	$42,691	$44,053
	Non-cash charges	25,401	10,882
	Changes in current assets and liabilities, net of
	acquisitions and disposals	(4,956)	(10,147)
	Net cash provided by operating activities	$63,136	$44,788
Investing:	Cash Flows from Investing Activities:
	Decrease in investments, net	35,000	38,609
	Purchase of property and equipment	(26,235)	(13,810)
	Purchase of land and buildings	-	(11,521)
	Acquisition of businesses and intangible assets	(85,507)	(8,245)
	Acquisition of equipment leased to customers	(525)	(918)
	Net cash provided (used) by investing activities	$(77,267)	$4,115
Financing:	Cash Flows from Financing Activities:
	Borrowings (payments) of notes payable, net	77,785	(647)
	Purchase of treasury stock	(92,533)	(85,228)
	Proceeds from the exercise of stock options	11,986	13,245
	Tax benefit from exercise of stock options	4,070	5,935
	Net cash provided (used) by financing activities	$1,308	$(66,695)
	Net effect of exchange rate changes	745	664
	Net decrease in cash and cash equivalents	(12,078)	(17,128)
	Cash and cash equivalents, beginning of period	61,666	67,151
	Cash and cash equivalents, end of period	$49,588	$50,023

IDEXX Laboratories, Inc. and Subsidiaries
Free Cash Flow
Amounts in thousands (Unaudited)

		Six Months Ended
		June 30,	June 30,
		2007	2006
Free Cash
Flow:	Net cash provided by operating activities	$63,136	$44,788
	Financing cash flows attributable to tax benefits from exercise of stock options	4,070	5,935
	Purchase of fixed assets	(26,235)	(25,331)
	Acquisition of equipment leased to customers	(525)	(918)
	Free cash flow	$40,446	$24,474

Free cash flow indicates the cash generated from operations and tax benefits attributable to stock option exercises, reduced by investments in fixed assets. We feel free cash flow is a useful measure because it indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in fixed assets that are required to operate the business. We believe this is a common financial measure useful to further evaluate the results of operations.

IDEXX Laboratories, Inc. and Subsidiaries
Common Stock Repurchases
Amounts in thousands except per share data (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006
Shares repurchased during the period	655	538	1,059	1,079
Average price paid per share	$88.14	$79.06	$86.94	$78.96

Shares remaining under repurchase authorization as of June 30, 2007			1,655